UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2011
POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8th Floor – 200 South Virginia Street, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 398-3019
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 21, 2011, we appointed Norman Marcus and Alan Brass to our board of directors. Also effective April 21, 2011, our company entered into Director’s Association Agreements and Stock Option Agreements with each of Mr. Marcus and Mr. Brass. The Stock Option Agreements were entered into pursuant to the terms of the Director’s Association Agreements.

Under the Director’s Association Agreements, Mr. Brass and Mr. Marcus will each receive 300,000 shares of common stock of our company at an exercise price of US$0.60 per share for a period of five years from the date of grant. The vesting schedule for the stock options is 100,000 options upon execution of the Stock Option Agreement; 100,000 options on the first anniversary (April 21, 2012) and 100,000 options on the second anniversary (April 21, 2013). Mr. Brass and Mr. Marcus will also be paid a minimum of $500.00 each per board of directors meeting attended, such attendance may be via electronic means. They will also be reimbursed for all reasonable expenses related to their physical attendance at the company’s annual meeting, in addition to the director’s fee.

Alan Brass, age 61

Alan Brass, C.P.A., is a 1971 graduate of the University of South Florida. Mr. Brass received his Certified Public Accountant credentials in 1979, and is a member of the Florida Institute of Certified Public Accountants.

Mr. Brass has served on the board of the Aging and Disability Resource Center of Broward County for 26 years, and served 2 years as its president.  Additionally, he has served on the board of directors and the advisory board of the Lester H. White Unit of the Boys and Girls Club in Fort Lauderdale, Florida.

Norman Marcus, age 59

Norman Marcus graduated with a Bachelor of Arts from Tulane University, and earned a Juris Doctor from the University of Miami.   Mr. Marcus was licensed to practice law in the State of Florida in 1975, and he has continuously engaged in the private practice of law since that time, operating his own firm since 1978.  Mr. Marcus is also certified by the Florida Supreme Court as a family mediator and he is a qualified arbitrator under Florida law.

Item 7.01	Regulation FD Disclosure

On April 21, 2011 our directors approved the adoption of the 2011 Stock Option Plan which permits our company to issue up to 3,000,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2011 Plan.

Item 9.01	Financial Statements and Exhibits
10.1 10.2 10.3 10.4 10.5 10.6

2011 Stock Plan

Form of Stock Option Agreement

Stock Option Agreement – Alan Brass

Stock Option Agreement – Norman Marcus

Director’s Association Agreement – Alan Brass

Director’s Association Agreement – Norman Marcus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH AMERICA, INC.
/s/ “Barry Wattenberg”
Barry Wattenberg
President and Director

Date:	April 21, 2011